Exhibit 99.1

News Release

Bausch + Lomb Will Acquire XIIDRA®

Acquisition Represents Significant Opportunity for Growth in Prescription Dry Eye Segment

VAUGHAN, Ontario, June 30, 2023 – Bausch + Lomb Corporation (NYSE/TSX: BLCO), a leading global eye health company dedicated to helping people see better to live better, today announced it has entered into a definitive agreement with Novartis under which Bausch + Lomb will acquire XIIDRA® (lifitegrast ophthalmic solution) 5%, a non-steroid eye drop specifically approved to treat the signs and symptoms of dry eye disease (DED) focusing on inflammation associated with dry eye.

“This acquisition is a prime example of our strategy in action, as it provides needed scale for the company and transforms our pharmaceuticals business by making us a leader in ocular surface diseases,” said Brent Saunders, chairman and CEO, Bausch + Lomb. “The deal is also expected to accelerate margin expansion through a larger mix of pharmaceutical products in our portfolio, provide strong and immediate earnings accretion and presents a clear path to deleverage, making it financially compelling.”

The strategic acquisition of XIIDRA will complement Bausch + Lomb’s existing dry eye portfolio that includes eye and contact lens drops from the company’s consumer brand franchises and its pharmaceutical business that features MIEBO™ (perfluorohexyloctane ophthalmic solution), which was recently approved by the U.S Food and Drug Administration (“FDA”) as the first and only approved eye drop for DED that directly targets tear evaporation. XIIDRA and MIEBO work differently to target distinct elements of the DED cycle.

DED, which is one of the most common ocular surface disorders1, affects approximately 38 million people in the United States alone and approximately 739 million people worldwide.2 As lifestyles change and people are spending more time on digital screens, research demonstrates the overall prevalence of DED in the United States has increased in the past decade, including in younger adult patients (ages 18 to 34).3

“Dry eye disease is multi-factorial and can stem from varying root causes, which means differing treatment options are needed,” said Marguerite McDonald, M.D., F.A.C.S., OCLI Vision, Oceanside, N.Y. “With the acquisition of XIIDRA and recent approval of MIEBO, Bausch + Lomb enhances its approach to different facets of dry eye and is well positioned to ensure both medicines reach as many patients as possible.”

The prescription U.S. DED field is expected to grow at a double-digit compounded annual growth rate over the next five years.4 XIIDRA, which generated approximately $487 million in sales in 2022, is patented through 2033.

As part of the transaction, Bausch + Lomb will also acquire libvatrep (also known as SAF312), an investigational compound being studied for the treatment of chronic ocular surface pain, and AcuStream™ technology, an investigational device that may have the potential to facilitate precise dosing and accurate delivery of certain topical ophthalmic medications to the eye.5,6 Libvatrep is currently in Phase 2b development with study results expected in the third quarter of 2023.

Transaction Details

Under the terms of the agreement, Bausch + Lomb, through an affiliate, has agreed to acquire XIIDRA, libvatrep and AcuStream from Novartis for up to $2.5 billion, including an upfront payment of $1.75 billion in cash with potential milestone obligations up to $750 million based on sales thresholds and pipeline commercialization. Bausch + Lomb will also bring on the sales force supporting XIIDRA. Bausch + Lomb has obtained fully committed financing from J.P. Morgan for the transaction and intends to finance the $1.75 billion upfront cash purchase price with new debt prior to closing.

The transaction was approved by the Board of Directors at each of the respective companies and is subject to receipt of regulatory approval and other customary closing conditions. The transaction is expected to close by the end of 2023 and will be immediately accretive. Bausch + Lomb intends to maintain its strong balance sheet and expects to return to current leverage levels within approximately 24 months of closing.

J.P. Morgan served as financial advisor to Bausch + Lomb. Wachtell, Lipton, Rosen & Katz advised on legal matters relating to the transaction, and Davis Polk & Wardwell advised on legal matters relating to the financing.

WHAT IS XIIDRA?

XIIDRA (lifitegrast ophthalmic solution) 5% is a prescription eye drop used to treat the signs and symptoms of dry eye disease.

IMPORTANT SAFETY INFORMATION

Do not use XIIDRA if you are allergic to any of its ingredients. Seek medical care immediately if you get any symptoms of an allergic reaction.

The most common side effects of XIIDRA include eye irritation, discomfort or blurred vision when the drops are applied to the eyes, and an unusual taste sensation.

To help avoid eye injury or contamination of the solution, do not touch the container tip to your eye or any surface. If you wear contact lenses, remove them before using XIIDRA and wait for at least 15 minutes before placing them back in your eyes.

It is not known if XIIDRA is safe and effective in children under 17 years of age.

Click here for full Prescribing Information for XIIDRA.

WHAT IS MIEBO?

MIEBO™ (perfluorohexyloctane ophthalmic solution) is used to treat the signs and symptoms of dry eye disease.

IMPORTANT SAFETY INFORMATION

•	Patients should remove contact lenses before using MIEBO and wait for at least 30 minutes before reinserting.

•	It is important for patients to use MIEBO exactly as prescribed.

•	It is not known if MIEBO is safe and effective in children under the age of 18.

•	The most common eye side effect seen in studies was blurred vision (1% to 3% of patients reported blurred vision and eye redness).

Patients are encouraged to report negative side effects of prescription drugs to the FDA. Visit www.fda.gov/medwatch or call 1-800-FDA-1088.

Click here for full Prescribing Information for MIEBO.

About Bausch + Lomb

Bausch + Lomb is dedicated to protecting and enhancing the gift of sight for millions of people around the world – from the moment of birth through every phase of life. Its comprehensive portfolio of more than 400 products includes contact lenses, lens care products, eye care products, ophthalmic pharmaceuticals, over-the-counter products and ophthalmic surgical devices and instruments. Founded in 1853, Bausch + Lomb has a significant global research and development, manufacturing and commercial footprint with approximately 13,000 employees and a presence in nearly 100 countries. Bausch + Lomb is headquartered in Vaughan, Ontario with corporate offices in Bridgewater, New Jersey. For more information, visit www.bausch.com and connect with us on Twitter, LinkedIn, Facebook and Instagram.

Bausch + Lomb Forward-looking Statements

This news release may contain forward-looking statements, which may generally be identified by the use of the words “anticipates,” “hopes,” “expects,” “intends,” “plans,” “should,” “could,” “would,” “will,” “may,” “believes,” “estimates,” “potential,” “target,” or “continue” and variations or similar expressions. These statements are based upon the current expectations and beliefs of management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to, the risks and uncertainties discussed in Bausch + Lomb’s filings with the U.S. Securities and Exchange Commission and the Canadian Securities Administrators, which factors are incorporated herein by reference. In addition, such risks and uncertainties include, but are not limited to, the following: uncertainties relating to the timing of the consummation of the proposed transaction with Novartis (the “Transaction”); the possibility that any or all of the conditions to the consummation of the Transaction may not be satisfied or waived, including failure to receive required regulatory approvals; the effect of the announcement or pendency of the Transaction on Bausch + Lomb’s ability to maintain relationships with customers, suppliers, and other business partners; the impact of the Transaction if consummated on Bausch + Lomb’s business, financial position and results of operations, including with respect to expectations regarding margin expansion, accretion and deleveraging; and risks relating to potential diversion of management attention away from Bausch + Lomb’s ongoing business operations. Readers are cautioned not to place undue reliance on any of these forward-looking statements. These forward-looking statements speak only as of the date hereof. Bausch + Lomb undertakes no obligation to update any of these forward-looking statements to reflect events or circumstances after the date of this news release or to reflect actual outcomes, unless required by law.

References

1.	National Eye Institute. Dry Eye. Last updated April 8, 2022. Accessed May 2, 2023. https://www.nei.nih.gov/learn-about-eye-health/eye-conditions-and-diseases/dry-eye

2.	Downs P. 2020 Dry Eye Products Market Report: A Global Analysis for 2019 to 2025. Market Scope; 2020.

3.

Modern technology and a multi-screen lifestyle viewed as important factors in rising prevalence of dry eye disease. News release. PR Newswire; October 17, 2016. Accessed October 4, 2022. https://www.multivu.com/players/English/7893551-shire-dry-eye-disease-awareness/

4.

U.S. dry-eye size including aqueous supplements, secretagogues, corticosteroids, LFA-1 antagonists, calcineurin inhibitors across anti-inflammatory and non-anti-inflammatory drug classes. Source: DRG (12/2022); Expert interviews; Analyst reports.

5.

Quiroz-Mercado H, Ivri E, Gonzalez-Salinas R, et al. Clinical evaluation of a novel electromechanical topical ocular drug delivery system: two phase 1 proof of concept studies. Clin Ophthalmol. 2020;14:139-147.

6.	Data on file. AcuStream repetitive acute and real-time delivery study. Novartis, 2022.

###

© 2023 Bausch + Lomb.